UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2022

KINGSTONE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-01665	36-2476480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Joys Lane Kingston, New York	12401
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (845) 802-7900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KINS	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On October 17, 2022, Kingstone Companies, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that it will hold a conference call for analysts and investors on Tuesday, November 15, 2022 at 8:30 A.M. ET to discuss its third quarter 2022 financial results.  The Press Release also indicated that the Company’s results are scheduled for release shortly after the stock markets close on the previous day, Monday, November 14, 2022.  A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated October 17, 2022, issued by Kingstone Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: October 17, 2022	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President and CEO